SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2004

FREEPORT-McMoRan COPPER & GOLD INC.

           Delaware

  1-9916

          74-2480931

       (State or other

(Commission

(IRS Employer

        jurisdiction of

  File Number)

 Identification

        incorporation or

     Number)

        organization)

1615 Poydras Street

New Orleans, Louisiana  70112

Registrant's telephone number, including area code:  (504) 582-4000

Item 5.  Other Events and Regulation FD Disclosure.

Freeport-McMoRan Copper & Gold Inc. issued two press releases dated March 22, 2004, announcing that it has (1) agreed to acquire for cash all 23,931,100 FCX class B common shares owned by a subsidiary of Rio Tinto plc, at a market based price (see Exhibit 99.1) and (2) commenced a private offering of approximately $1 billion of convertible perpetual preferred stock (see Exhibit 99.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: \s\ C. Donald Whitmire, Jr.

     ----------------------------------------

           C. Donald Whitmire, Jr.

     Vice President and Controller -

Financial Reporting

         (authorized signatory and

        Principal Accounting Officer)

Date:  March 22, 2004

Freeport-McMoRan Copper & Gold Inc.

Exhibit Index

Exhibit

Number

99.1

Press release dated March 22, 2004, titled “Freeport-McMoRan Copper & Gold Inc. Announces Agreement to Acquire 23.9 million FCX Common Shares owned by Rio Tinto.”

99.2

Press release dated March 22, 2004, titled “Freeport-McMoRan Copper & Gold Inc. Announces Offering of $1 Billion of Convertible Perpetual Preferred Stock.”